Exhibit 99.1

Stitch Fix Announces Third Quarter Fiscal 2018 Financial Results

SAN FRANCISCO, Jun. 07, 2018 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for its third quarter of fiscal year 2018 ended April 28, 2018 and posted a letter to its shareholders on its investor relations website. Highlights include delivering:

•	Active clients of 2.7 million, an increase of 30% year over year
•	Net revenue of $316.7 million, an increase of 29% year over year
•	Net income of $9.5 million and adjusted EBITDA of $12.4 million
•	Diluted earnings per share of $0.09

“In addition to driving strong net revenue, net income, and adjusted EBITDA, we grew our active client count to 2.7 million, an increase of 30% year-over-year,” said Stitch Fix founder and CEO Katrina Lake. “We continue to balance growth and profitability, demonstrated by our ability to consistently deliver top-line growth of over 20% even as we invest in category expansions, technology talent, and marketing. Our third quarter results demonstrate continued positive momentum for Stitch Fix and the power of our unique ability to deliver personalized service at scale.”

Today Stitch Fix also announced the upcoming launch of Stitch Fix Kids.

“Our new Stitch Fix Kids offering is a testament to the scalability of our platform,” explained Lake. “We’re excited for Stitch Fix to style everyone in the family and to create an effortless way for parents to shop for themselves and their children. Our goal is to provide unique, affordable kids clothing in a wide range of styles, giving our littlest clients the freedom to express themselves in clothing that they love and feel great wearing.”

Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls or webcasts, as required by applicable law.

Conference Call and Webcast Information

Katrina Lake, Chief Executive Officer and Founder of Stitch Fix, Paul Yee, Chief Financial Officer of Stitch Fix, and Mike Smith, Chief Operating Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com.  Interested parties can also access the call by dialing (888) 857-6930 in the U.S. or (719) 325-4812 internationally, and entering conference code 8957157.

A telephonic replay will be available through Thursday, June 14, 2018 at (888) 203-1112 or (719) 457-0820, passcode 8957157. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.

Stitch Fix is reinventing the shopping experience by delivering one-to-one personalization to our clients, through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO and Founder, Katrina Lake, and employs more than 6,300 employees nationwide. Since our founding in 2011, we’ve helped millions of men and women discover and buy what they love through personalized shipments of apparel, shoes and accessories, hand-selected by Stitch Fix stylists and delivered to our clients’ homes.

Forward-Looking Statements

This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the fourth quarter and full year of fiscal 2018;

market trends, growth and opportunity; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of Stitch Fix Kids; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business; our plans related to client acquisition, including any impact on our costs and margins; and our ability to successfully acquire, engage and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; and other risks described in the filings we make with the Securities and Exchange Commission, or SEC. Further information on these and other factors that could cause our financial results, performance and achievements to differ materially from any results, performance or achievements anticipated, expressed or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2018. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward- looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	April 28, 2018	July 29, 2017
Assets
Current assets:
Cash	$287,257	$110,608
Restricted cash	—	250
Inventory, net	82,222	67,592
Prepaid expenses and other current assets	17,244	19,312
Total current assets	386,723	197,762
Property and equipment, net	32,374	26,733
Deferred tax assets	14,216	19,991
Restricted cash, net of current portion	12,850	9,100
Other long-term assets	3,707	3,619
Total assets	$449,870	$257,205
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,286	$44,238
Accrued liabilities	48,171	46,363
Preferred stock warrant liability	—	26,679
Gift card liability	6,685	5,190
Deferred revenue	10,268	7,150
Other current liabilities	4,278	4,298
Total current liabilities	143,688	133,918
Deferred rent, net of current portion	11,664	11,781
Other long-term liabilities	7,777	7,423
Total liabilities	163,129	153,122
Convertible preferred stock, $0.00002 par value	—	42,222
Stockholders’ equity:
Preferred stock, $0.00002 par value	—	—
Class A common stock, $0.00002 par value	—	—
Class B common stock, $0.00002 par value	2	1
Additional paid-in capital	225,265	27,002
Retained earnings	61,474	34,858
Total stockholders’ equity	286,741	61,861
Total liabilities, convertible preferred stock and stockholders’ equity	$449,870	$257,205

Stitch Fix, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Revenue, net	$316,741	$245,075	$908,210	$718,854
Cost of goods sold	178,535	139,692	513,606	396,671
Gross profit	138,206	105,383	394,604	322,183
Selling, general and administrative expenses	128,454	101,368	359,696	290,753
Operating income	9,752	4,015	34,908	31,430
Remeasurement of preferred stock warrant liability	—	12,858	(10,685)	15,507
Other income, net	(209)	(12)	(244)	(25)
Income (loss) before income taxes	9,961	(8,831)	45,837	15,948
Provision for income taxes	474	732	19,221	12,035
Net income (loss) and comprehensive income (loss)	$9,487	$(9,563)	$26,616	$3,913
Earnings (loss) per share attributable to common stockholders:
Basic	$0.10	$(0.38)	$0.28	$0.02
Diluted	$0.09	$(0.38)	$0.15	$0.02
Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	97,055,573	25,094,602	68,596,978	24,729,238
Diluted	101,847,521	25,094,602	74,281,211	28,988,334

Stitch Fix, Inc.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(In thousands)

	For the Nine Months Ended
	April 28, 2018	April 29, 2017
Cash Flows from Operating Activities
Net income	$26,616	$3,913
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	5,775	(2,729)
Remeasurement of preferred stock warrant liability	(10,685)	15,507
Inventory reserves	3,928	5,016
Compensation expense related to certain stock sales by current and former employees	—	9,699
Stock-based compensation expense	10,277	2,147
Depreciation and amortization	7,538	5,420
Loss on disposal of property and equipment	146	—
Change in operating assets and liabilities:
Inventory	(18,558)	(21,202)
Prepaid expenses and other assets	(407)	(17,123)
Accounts payable	29,594	(8,041)
Accrued liabilities	1,857	34,169
Deferred revenue	3,118	3,515
Gift card liability	1,495	1,877
Other liabilities	802	3,821
Net cash provided by operating activities	61,496	35,989
Cash Flows from Investing Activities
Purchase of property and equipment	(12,026)	(13,806)
Net cash used in investing activities	(12,026)	(13,806)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts paid	129,046	—
Proceeds from the exercise of stock options	1,672	1,272
Repurchase of Class B common stock related to early exercised options	(39)	(3,557)
Net cash provided by (used in) financing activities	130,679	(2,285)
Net increase in cash and restricted cash	180,149	19,898
Cash and restricted cash at beginning of period	119,958	101,492
Cash and restricted cash at end of period	$300,107	$121,390
Components of cash and restricted cash
Cash	$287,257	$112,040
Restricted cash – current portion	—	250
Restricted cash – long-term portion	12,850	9,100
Total cash and restricted cash	$300,107	$121,390
Supplemental Disclosure
Cash paid for income taxes	$9,583	$27,939
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$891	$228
Capitalized stock-based compensation	$520	$77
Vesting of early exercised options	$546	$709
Conversion of preferred stock upon initial public offering	$42,222	$—
Reclassification of preferred stock warrant liability upon initial public offering	$15,994	$—
Deferred offering costs paid in prior year	$1,879	$—

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States, or GAAP. However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) and earnings (loss) per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business.

Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

•	our non-GAAP net income, adjusted EBITDA and non-GAAP EPS – diluted measures exclude compensation expense that we recognized related to certain stock sales by current and former employees;
•	our non-GAAP net income and non-GAAP EPS – diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”);
•

our non-GAAP net income, adjusted EBITDA and non-GAAP EPS – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering;

•

adjusted EBITDA also excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect our tax provision, which reduces cash available to us; and
•	free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) excluding other (income), net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability, and compensation expense related to certain stock sales by current and former employees. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Adjusted EBITDA reconciliation:
Net income (loss)	$9,487	$(9,563)	$26,616	$3,913
Add (deduct):
Other income, net	(209)	(12)	(244)	(25)
Provision for income taxes	474	732	19,221	12,035
Depreciation and amortization	2,650	2,035	7,538	5,420
Remeasurement of preferred stock warrant liability	—	12,858	(10,685)	15,507
Compensation expense related to certain stock sales by current and former employees	—	—	—	21,283
Adjusted EBITDA	$12,402	$6,050	$42,446	$58,133

Non-GAAP Net Income

We define non-GAAP net income as net income (loss) excluding, when present, the remeasurement of preferred stock warrant liability, compensation expense related to certain stock sales by current and former employees, and their related tax impacts, if any, as well as the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to non-GAAP net income for each of the periods presented (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Non-GAAP net income reconciliation:
Net income (loss)	$9,487	$(9,563)	$26,616	$3,913
Add (deduct):			—	—
Remeasurement of preferred stock warrant liability	—	12,858	(10,685)	15,507
Compensation expense related to certain stock sales by current and former employees	—	—	—	21,283
Tax impact of non-GAAP adjustments	—	—	—	(8,890)
Impact of Tax Act (1)	—	—	4,730	—
Non-GAAP net income	$9,487	$3,295	$20,661	$31,813

1) As discussed in Note 8 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2018, to be filed with the Securities and Exchange Commission on June 08, 2018 ("Form 10-Q"), the U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the nine months ended April 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Non-GAAP Earnings Per Share - Diluted

We define non-GAAP EPS as diluted EPS excluding the per share impact, when present, of the remeasurement of preferred stock warrant liability, compensation expense related to certain stock sales by current and former employees, and their related tax impacts, if any, as well as the per share impact of the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of EPS attributable to common stockholders - diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders - diluted for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Non-GAAP earnings per share - diluted reconciliation:
Earnings (loss) per share attributable to common stockholders - diluted	$0.09	$(0.38)	$0.15	$0.02
Per share impact of the remeasurement of preferred stock warrant liability(1)	$—	$0.41	$—	$0.33
Per share impact of compensation expense related to certain stock sales by current and former employees	$—	$—	$—	$0.45
Per share impact from tax effect of non-GAAP adjustments	$—	$—	$—	$(0.19)
Per share impact from Tax Act(2)	$—	$—	$0.07	$—
Non-GAAP earnings per share attributable to common stockholders - diluted	$0.09	$0.03	$0.22	$0.61

1) For the nine months ended April 28, 2018, the preferred stock warrant liability was dilutive and included in earnings per share attributable to common stockholders - diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS - diluted.

2) As discussed in Note 8 to the condensed consolidated financial statements included in our Form 10-Q, the U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the nine months ended April 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP earnings per share attributable to common stockholders - diluted only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Free Cash Flow

We define free cash flow as cash flow from operations reduced by purchases of property and equipment which is included in cash flow from investing activities. The following table presents a reconciliation of cash flows from operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented (in thousands):

	For the Nine Months Ended
	April 28, 2018	April 29, 2017
Free cash flow reconciliation:
Cash flows from operating activities	$61,496	$35,989
Deduct:
Purchase of property and equipment	(12,026)	(13,806)
Free cash flow	$49,470	$22,183
Cash flows used in investing activities	$(12,026)	$(13,806)
Cash flows from (used in) financing activities	$130,679	$(2,285)

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com